THE INTEGRITY FUNDS

ADMINISTRATIVE and ACCOUNTING SERVICES AGREEMENT ADDENDUM

ADDENDUM, effective commencing on January 18, 2020 to the Administrative and Accounting Services Agreement dated July 31, 2009 and, as amended from time to time, between Integrity Fund Services, LLC (“Fund Services”) and The Integrity Funds (each a “Fund” or collectively, the “Funds”).

            The current Administrative and Accounting Services Agreement is hereby further amended to provide for the addition of the new Integrity Short Term Government Fund to the current line of Funds offered by The Integrity Funds.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of January 18, 2020.

                                                                  THE INTEGRITY FUNDS

                                                                  By: /s/ Shannon D. Radke

                                                                           President

                                                                  INTEGRITY FUND SERVICES, LLC

                                                                  By: /s/ Shannon D. Radke

                                                                           President